Third Quarter 2012 Earnings Review November 1, 2012 Exhibit 99.2

2012 Third Quarter Highlights - Operational
Sales Volumes and Entitlement Production
•
Q3 sales volumes averaged over 11,000 barrels of oil equivalent per day (“boepd”) up 370% from the comparable quarter in 2011 with U.K. crude oil accounting for 100% of the increase
•
Entitlement production averaged approximately 10,700 boepd
Successful 27 Licensing Round Results
•
In a competitive bidding process, awarded seven licenses (ten blocks) around existing core areas
•
All licenses are operated by the Company and have minimal capital requirements
Rochelle
•
Installation of the subsea pipes and umbilicals completed
•
First of the two planned development wells was drilled to the final casing point
•
First production expected in January 2013
Pennsylvania Marcellus
•
Effective October 1, 2012 Endeavour entered into an exchange with its co-owner for all upstream and midstream assets, operatorship and increasing our working interest to 100% on 31,000 net acres
•
Currently three wells drilled and cased waiting on completion
•
Off-take solution secured for up to 10 mmcf/d firm capacity by year-end 2013 th

20%
80%
74%
25%

Average Daily Sales Volumes and Entitlement Production (BOE per day)
2012
2011
Q1 Sales = 4,174 Q3 Sales = 11,006 Q3 Sales = 2,972
US Gas     US Oil       UK Oil UK Gas
81%
18%
Year-to-date sales volumes up 215% over the comparable nine month period of 2011
Entitlement production volume for the third quarter averaged 10,724 boepd
Third Quarter realized prices
•
Oil and condensate price = $99.31 per barrel
•
Gas price = $2.16 per Mcf

0
50
km
Legend
N
Endeavour 27th Round Awards
Endeavour Current Licences
Current Offshore Licences (DECC)

New Blocks Acquired in the 27 Licensing Round

Current Production
Development Projects
Bacchus
Enoch
Columbus
Bittern
Alba
MacCulloch
Nicol
Rochelle
Renee
Rubie
The new licenses covering ten blocks are located in core areas around
•
The existing Rochelle development and R-blocks
•
Bittern and the Centurion South appraisal opportunity
th

Potter
McKean
Cameron
Elk
TGP
Dominion
Somerset
NFG
NFGD
Endeavour
Phase 1 Q4 2013
Columbia

NEW YORK
MARCELLUS FAIRWAY
Detailed Area
PENNSYLVANIA
OHIO
MD
DEL
W.VA

MAP KEY
Endeavour 100%
State Forest Lands
State Gamelands

Pennsylvania Marcellus Assets – Post Exchange

31,000 net acres;100% END-operated
Existing gathering flowing to Emporium < 1
MMCF/d (market constrained)
Phase I expansion up to 10 MMCF/d
additional capacity by Q4 2013
Three horizontals waiting on completion
No new drilling required until 2014

2012 Third Quarter Highlights - Financial
Completed a $54 million Tack On offering to the 12% Senior Notes due 2018
•
Proceeds of $58 million used to redeem all the outstanding 12% Senior
Subordinated Notes due 2014
Increased the Revolving Credit Facility to $125 million - $10 million undrawn

Summary Financial Results
Measure ($ in millions, except per share data)
Three Months Ended
Sept. 30,
Nine Months
Ended Sept. 30
2012 2011 2012 2011
Total natural gas, NGL and crude oil sales
$  83.3 $ 10.3 $ 121.4 $  43.5
Production costs (LOE)
$  24.0 $  3.5 $  34.6 $  14.9
Adjusted cash flow from operations
$  59.3 $  6.8 $  86.8 $  28.6
Adjusted EBITDA
$  51.6 $  2.4 $  65.3 $  14.1
Adjusted EBITDA per basic share
$  1.11 $  0.06 $  1.58 $  0.40
Higher revenues for the quarter were directly attributable to increased sales from Alba and new production from Bacchus
Average production costs for the U.S. were lower due to declining gas prices and production volumes. This was offset by a non-recurring expense of approximately $9.7 million related to the initial purchase price value allocation of inventory from Alba

Key Business Metrics
Measure ($ expense per boe)
Three Months
Ended Sept. 30,
Nine Months
Ended Sept. 30
2012 2011 2012 2011
Depreciation, depletion and amortization(DD&A)
$  23.46
$  27.29
$    7.72
$  19.65
$  50.29
$  12.92
$  23.26
$  31.43
$  10.47
$  22.17
$  38.44
$  13.76
Operating Expenses (OpEx)
• Consolidated
$  23.68
$  27.91
$    6.27
$  12.79
$  26.63
$    9.75
$  19.04
$  27.15
$    6.32
$  17.65
$  24.44
$  14.14
General and Administrative Expense (G&A)
$4.96 $17.79 $8.46 $17.22
Interest Expense (IE)
• Cash
• Non-cash
$  12.75
$    5.08
$  21.51
$  23.31
$  24.97
$    9.69
$  16.78
$  21.89
Operating expenses in the U.K. were impacted during the quarter by a non-recurring expense of approximately $9.7 million ($7/barrel) related to the initial purchase price allocation to crude oil inventory in the purchase of Alba
Year-to-date and quarterly G&A decreased due to constant corporate expense levels and increased production in the U.K.
• U.K.
• U.S.
• U.K.
• U.S.
• Consolidated

Adjusted EBITDA
Measure ($ in millions, except per share data)
Three Months Ended
Sept. 30,
Nine Months
Ended Sept. 30
2012 2011 2012 2011
Net Income (loss) $  (33.7) $  (63.3) $  (119.8) $  (86.4)
Unrealized (gain) loss on derivatives 1.2    (13.1) 2.2 (11.1)
Net Interest Expense 18.1 12.1 62.8 31.9
Letter of Credit Fees 9.4 - 12.4 -
Loss on early extinguishment of debt - - 21.7 0.4
Depreciation, depletion and amortization 23.8 5.4 42.3 18.7
Impairment of U.S. oil and gas properties 11.4 28.8 47.1 28.8
Income tax expense (benefit) 21.5 32.5 (3.4) 31.8
Adjusted EBITDA
$   51.6 $   2.4 $   65.3 $   14.1
Weighted-average basic shares
outstanding (in millions)
46.6 39.1 41.2 34.9
Adjusted EBITDA per basic share
$  1.11 $   0.06 $   1.58 $   0.40
Net Income increased for the quarter due to higher sales volumes from Alba and Bacchus, offset by an increase in interest expense and the fees associated with the Letters of Credit for decommissioning

Adjusted Net Income (Loss)
Measure ($ in millions, except per share data)
Three Months
Ended Sept. 30,
Nine Months Ended
Sept. 30
2012 2011 2012 2011
Net Income (loss) $  (33.7) $   (63.3) $   (119.8) $   (86.4)
Impairment of U.S. oil and gas properties 11.4 28.8 47.1 28.8
Unrealized (gain) loss (net of tax) 0.3 (13.0) 0.1 (12.2)
Loss on early extinguishment of debt (net of tax) - - 17.8 0.4
Deferred Tax expense related to U.K. tax rate change 8.4 25.4 8.4 25.4
Net Income (Loss) as Adjusted
$   (13.6) $   (22.1) $   (46.4) $   (44.0)
Weighted-average basic shares outstanding
(in millions)
46.6 39.1 41.2 34.9
Adjusted earnings (loss) per basic share
$   (0.29) $   (0.57) $   (1.13) $   (1.26)
During the first half of 2012, the Company incurred a doubling of interest expense while both the Senior Term Loan and the 2018 Senior Notes were outstanding
Impairments on U.S. gas properties increased due to the continuing decline of average natural gas prices

Debt Maturity Schedule
$135
$554
$115
$63
$0
$50
$100
$150
$200
$250
$300
$350
$400
$450
$500
2013 2014 2015 2016 2017 2018
Convertible Notes due 2016 ($18.51 per share conversion price)
Convertible Bonds due 2016 ($16.52 per share conversion price)
Senior Notes due 2018
Revolving Credit Facility due 2013
$10
Undrawn Credit Facility

Capex Update
Measure ($ in millions, except per share data)
Three Months
Ended Sept. 30,
Nine Months
Ended Sept. 30
2012 2011 2012 2011
Development Capital
$   39.3
0.9
$    21.3
-
$116.1
5.0
$41.1
4.8
Exploration Capital
3.2
0.8
4.3
25.4
9.2
8.5
31.3
57.9
Seismic, Leasehold, Miscellaneous 1.0 1.7 3.1 3.4
Total Direct Oil & Gas Capex
45.2 52.7 141.9 138.5
Capitalized Interest 8.3 4.0 20.1 9.9
Capitalized G&A Capex 4.9 3.8 14.7 12.1
Other Capex 0.9 0.2 3.5 0.7
Total Capital Expenditures
59.3 60.7 180.2 161.2
Acquisitions - - 190.8 45.0
Total Capex
$   59.3 $   60.7 $   371.0 $206.2
• U.K.
• U.K.
• U.S.
• U.S.

LSE:ENDV NYSE:END www.endeavourcorp.com Darcey Matthews Director of Investor Relations (713) 307-8711 darcey.matthews@endeavourcorp.com INVESTOR CONTACTS: